UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

   Date of Report (Date of earliest event reported):  February 23, 2004

                      CREATIVE BEAUTY SUPPLY, INC.
         (Exact name of registrant as specified in its charter)

               NEW JERSEY                            22-3392051
  (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization                Identification No.)


             380 Totowa Road, Totowa, NJ             07512
 (Address of principal executive offices)                (Zip Code)

       Registrant's Telephone number, including area code: 973-904-0004

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Pursuant to the terms of the Agreement Plan of Reorganization dated January 28, 2004, Creative is acquiring 100% of Global Digital Solutions, Inc. in exchange for the initial issuance of 23,879,817 common shares of Creative to the owners of Global and the granting of warrants to them covering a total of 2,100,000 common shares of Creative at an exercise price of $.50 per common share and 370,000
Series B Warrants at an exercise price of $1.00.   As a result, the
control of Creative will be transferred to the owners of Global.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Subsequent to shareholder approval, Creative will acquire all the issued and outstanding stock of Global Digital Solutions, Inc. in exchange for 23,879,817 common shares of Creative through a tax-free stock exchange deemed to be a recapitalization of Global, the terms and conditions which are set forth in an Agreement and Plan of Reorganization dated January 28, 2004.

ITEM 5.   OTHER EVENTS
Creative is acquiring 100% of Global Digital Solutions, Inc. (the "Acquired Company") in exchange for the initial issuance of 23,879,817 Common Shares of Creative to the owners of the Acquired Company and the granting of warrants to them covering a total of 2,100,000 Common Shares of the Company at an exercise price of $.50 per Common Share and
370,000 Series B Warrants at an exercise price of $1.00.   As a result,
the control of Creative will be transferred to the owners of the
Acquired Company.   Global Digital Solution's executive offices are
located at 777 South Flagler Drive, Suite 800, West Tower, West Palm Beach, FL 33401 - Telephone #561-515-6027.

Pursuant to the Agreement and Plan of Reorganization, new management has agreed not to reverse split the common stock for a period of five
years.   The Acquired Company has further agreed to enter into three-
year employment contracts with current employees of Global, William
Delgado, Brent Neville and Richard Watts.   Each employment contract
will provide for reasonable expense reimbursement and medical and life
insurance.   The employment contracts will also contain a
confidentiality clause.   Mr. Delgado's and Mr. Watts' agreements shall
contain a covenant not to compete for a period of one year after
termination of employment.   Annual salaries shall be as follows:
           William Delgado       - $200,000
           Brent Neville         - $125,000
           Richard M. Watts, Jr. - $96,000

There are no federal or state regulatory requirements that must be complied with or approval that must be obtain in connection with the transaction.

The following discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and Creative intends that such forward-looking statements be subject to the safe harbors created by these statutes to the extent they apply. Wherever possible these forward-looking statements are identified by such words as "anticipates," "believes," "estimates," "intends," "plans," "projects," "expects," "will," and similar expressions. Forward-looking statements involve risks and uncertainties and actual results may differ materially from such statements.

The Acquired Company is a holding company designed to target the United
States government contract marketplace.   Global has identified three
key industry segments that will be pursued aggressively through controlled internal growth and niche acquisitions.
      -   Communications
      -   Security
      -   Advanced Parts/Services
The Acquired Company intends to generate approximately 70% of its revenues from government contracts and 30% from the private sector services.

Communications: The Acquired Company's communications unit will be engaged in structured cabling design, installation and maintenance. Based on in-house research, the information technology and telecommunications infrastructure industries are beginning to show
signs of a slow recovery.    Industry estimates suggest only 10% of all
office buildings are adequately wired for modern, high-speed data interchanges. New construction and the retrofitting of existing buildings provide significant growth opportunities. In the government contract sector, the dollar value of work being contracted for under the government's New Connections Contract is $35 billion.

Security: According to Jane's Civil Aerospace website, www.janes.com, the security market segment is projected to reach $138 billion in 2003, with annual growth projected in the 5% to 8% rate in the coming years. The 2003 revenues include growth in the post-9/11, Homeland Security environment. For 2003, the Transportation Security Administration has already secured $1.4 billion in funding and is seeking another $4.4 billion from the administration to fund a range of airport security
projects.   In addition, a total of $4 to $5 billion alone is being
spent for fire, intrusion, access and video/TV monitoring.    Global
will concentrate its efforts with contractors that supply the service applications and infrastructure in this area, as well as manufacturers that produce the systems and the equipment involved.

Advanced Services/Parts: The advanced services/parts unit will concentrate on the aerospace and military specification marketplace. Contractors that provide service maintenance and installation, as well as manufacturers, will be the selected revenue generators in this segment. In-house research indicates this marketplace totals $2.5 billion with approximately $1.1 billion in the Government contract arena. Providing an underpinning to this parts and service sector is the Bush Administration's request to increase the Pentagon's budget to $451 billion by 2007. Weapons and other military supplies could swell from $61 billion currently to $99 billion for the same period. This defense expansion provides enormous potential for prime and sub-contractors to experience sustained profitability. Examples include Lockheed-Martin's $200 billion joint strike fighter (F-35) plus its F-22 Raptor. Also Northrop-Grumman's unmanned UAV Global Hawk and General Atomics Predator.

For more information regarding this acquisition, please see the unaudited pro forma condensed combined financial statements and notes thereto, starting on page 51

Recent Acquisition of Pacific ComTel, Inc.

The Acquired Company acquired Pacific ComTel, Inc. on January 8, 2004 PacTel provides structured cabling design, installation and maintenance for leading information technology companies, federal, state and local government, major businesses, educational institutions, and telecommunication companies.

PacTel was acquired by the Acquired Company for the issuance of
6,811,000 restricted common shares.   Additionally, shareholders of
PacTel were issued 370,000 Series B Warrants at the exercise of $1.00 per common share in the Acquired Company in exchange for their Series B Warrants in PacTel.

For more information regarding this acquisition, please see the unaudited pro forma condensed combined financial statements and notes thereto, starting on page 51

Employees
As of January 9, 2004, post merger with PacTel, the Acquired Company had 126 full-time employees including its officers and no part time employees. None of its employees is covered by a collective bargaining agreement. The Acquired Company considers its relationship with its employees to be satisfactory.

Property and Facilities
As of January 9, 2004, post merger with PacTel, the following table lists the Acquired Company's offices by location which are leased:

                      Approximate Total     Expiration Date       Approximate Annual
                        Area Leased           of Lease                Rental
West Palm Beach, FL       150 sq. ft.       4/30/2004                 $26,488
San Marcos, CA          7,500 sq. ft.       11/30/2006                $58,500
Sacramento, CA          2,966 sq. ft.       10/1/2005                 $50,541
Rancho Cucamonga, CA    1,596 sq. ft.      month to month             $24,300
Monterey, CA            3,500 sq. ft.       12/1/2005                 $54,000

                MANAGEMENT OF ACQUIRED COMPANY

The following individuals have served in the capacities with the Acquired Company indicated below and will serve as officers and directors of Creative or in other capacities after the approval and consummation of the acquisition/exchange of shares:

NAME                 AGE                 POSITION
Richard J. Sullivan   64           Chairman of the Board of Directors
Jerome C. Artigliere  49           CEO, President, Chief Operating
                                   Officer, Director
Garrett A. Sullivan   68           Director
Arthur F. Noterman    62           Director

                        PRINCIPAL SHAREHOLDERS

At January 28, 2004, there were 23,879,817 common shares outstanding in
the Acquired Company.   The following tabulates holdings of shares of
the Acquired Company(on a fully diluted basis) by each person who, subject to the above, at the date of this memorandum, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of the Acquired Company individually and as a group.

             Shareholdings as of January 28, 2004

                                 Number of
Name & Address                   of Shares                Percentage

Richard J. Sullivan              13,000,000                  55.55%
777 South Flagler Drive
 Suite 800 West Tower
West Palm Beach Florida 33401

Jerome C. Artigliere              2,600,000                  10.89%
777 South Flagler Drive
 Suite 800 West Tower
West Palm Beach Florida 33401

Garrett A. Sullivan                       0                    0.00%
33 St. James Drive
Palm Beach Gardens, FL 33418

Arthur F. Noterman                         0                   0.00%
5 Ocean View Drive
Hingham, MA 02043

All Directors & Officers
as a group (4 persons)            15,600,000                   65.33%

Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

           CERTAIN TRANSACTIONS OF THE ACQUIRED COMPANY

Agreement with Attkisson, Carter and Company, Inc.   The Acquired
Company has entered into an agreement with Attkisson, a brokerage firm,
to provide investment banking services.   Brett Thackston, a
shareholder of the Acquired Company is an officer of the brokerage firm.

Prior to its acquisition by the Acquired Company, PacTel was a wholly
owned subsidiary of Jetcom, Inc.   Jetcom's president provided
management services for PacTel.   Jetcom charged PacTel $4,375 and
$8,750 for these services for the three and six months ended December
31, 2003.   Additionally, Jetcom advanced funds to PacTel from time to
time.   The balance due to Jetcom at June 30, 2003 and December 31,
2003 amounted to $350,614 and $226,313, respectively.   These advances
are non-interest bearing, and are due on demand.   Jetcom is not under
any obligation to advance any further funds to PacTel.   In January
2004, Jetcom contributed $129,813 of the amounts owed at December 31,
2003 to capital.   Additionally, in August 2003, Jetcom contributed
$500,000 to PacTel as additional paid in capital.

   ACQUIRED COMPANY'S MANAGEMENT'S DISCUSSION AND ANALYSIS
                 OF FINANCIAL CONDITION

The Acquired Company was incorporated in October 2003.   All activities
prior to October 2003 were made by PacTel which was subsequently merged into the Acquired Company on January 9, 2004.

Trends and Uncertainties.   Demand for the Acquired Company's products
and services will be dependent on, among other things, general economic conditions, which are cyclical in nature. Inasmuch as a major portion of the Acquired Company's activities will be the receipt of revenues from government contracts and installation of broadband network cabling and equipment, Acquired Company's business operations may be adversely affected by the Acquired Company's competitors, prolonged recessionary periods, as well as the flow of the government's budgetary process.

Capital and Source of Liquidity.   The Acquired Company requires
additional capital in order to meet its ongoing corporate obligations and in order to continue and expand its current and strategic business plans.

For the six months ended December 31, 2003, the Acquired Company purchased equipment and leasehold improvements of $5,116 resulting in net cash used in investing activities of $5,116.

For the six months ended December 31, 2002, the Acquired Company purchased equipment and leasehold improvements of $36,503 and acquired cash in the acquisition of Pacific Comtel Monterey, Inc. of $1,000.
As a result, the Acquired Company had net cash used in investing activities of $35,503 for the six months ended December 31, 2002.

For the year ended June 30, 2003, the Acquired Company acquired cash in the acquisition of Pacific Comtel Monterey, Inc. of $1,000 and
purchased equipment and leasehold improvements for $41,834.   As a
result, the
Acquired Company had net cash used in investing activities of $40,834 for the year ended June 30, 2003. The year ended June 30, 2003 includes combined predecessor and successor company results as presented in the accompanying June 30, 2003 financial statements.

For the six months ended December 31, 2003, the Acquired Company had a decrease in bank overdraft of $4,117, made payments on the line of credit of $1,547,211, had borrowings under receivables factoring arrangement of $712,687 and made payments on long-term debt and capital
lease obligations of $1,626.   Additionally, the Acquired Company paid
back advances from Jetcom, Inc. of $124,301 and received capital
contributions by Jetcom, Inc. of $500,000.   As a result, the Acquired
Company had net cash used in financing activities of $464,568 for the six months ended December 31, 2003

Prior to the merger with PacTel, Global Digital Solutions, Inc. pursued a private place of its common stock and issued common stock for cash of $327,981 for the six months ended December 31, 2003.

For the six months ended December 31, 2002, the Acquired Company had a decrease in bank overdraft of $225,538, made payments on a line of credit of $105,268 and made payments on long-term debt and capital
lease obligations of $15,502.   As a result, the Acquired Company had
net cash used in financing activities of $357,349 for the six months ended December 31, 2002.

For the year ended June 30, 2003, the Acquired Company had a decrease in bank overdraft of $221,421, made repayments on the line of credit of $105,268 and made payments of $65,360 on long-term debt and capital
lease obligations.   Additionally, the Acquired Company received
advances from Jetcom, Inc. of $65,042 and received a capital
contribution by Jetcom of $122,000.    As a result, the Acquired
Company had net cash used in financing activities of $205,007 for the year ended June 30, 2003.

On a long-term basis, liquidity is dependent on establishment of operations and receipt of revenues, additional infusions of capital and
debt financing.   Although the Acquired Company has raised $518,817 in
a recent private placement, the Acquired Company believes that additional capital and debt financing in the short term will be need to allow the Acquired Company to pursue its business plan and acquisitions. However, there can be no assurance that the Acquired Company will be able to obtain additional equity or debt financing in the future, if at all. There are no revenues from current operations to cover existing expenses.

Results of Operation.   For the six months ended December 31, 2003, the
Acquired Company had revenues of $5,989,760 and cost of sales of
$5,467,861.   Net loss for the six months ended December 31, 2003 was
$1,117,492.   General and administrative expenses were $1,498,633 for
the six months ended December 31, 2003.

For the six months ended December 31, 2002, the Acquired Company had revenues of $6,899,428 and cost of sales of $5,452,093 resulting in
gross profit of $1,447,335.   Net income for the six months ended
December 31, 2002 was $22,279.   General and administrative expenses
were $1,348,157 for the six months ended December 31, 2003.

Six months ended December 31, 2002 compared to six months ended
December 31, 2003.

Gross Margin decreased from 20.98% for the six months ended December
31, 2002 to 8.71% for the six months ended December 31, 2003.   The
main factors effecting the negative change in gross margin from 2002 to 2003 were are follows:
   -   the job mix changed.   In 2002, labor costs were higher with low
material costs.   In 2003, we experienced a high material requirement.
   - sales for the quarter ended December 31, 2003 dropped dramatically by almost 20% and were not even consistent from month to
month in the 2003 quarter.   Operations management decided that cuts
would not be made to the indirect labor to align with drop in sales
   - Jobs were bid at lower margins to win jobs with the anticipation that PacTel's quality would enable high margin "sell" in the future

The Acquired Company experienced additional one time costs associated with broker fees for the new building and a $75,000 commission to a consultant for the six months ended December 31, 2003.

Payroll expense increased substantially for the six months ended
December 31, 2003 compared to December 2002 due to severance payments to employees.

Accounting and auditing increased substantially for the six months ended December 31, 2003 compared to December 31, 2002 due to audit costs related to the acquisition of PacTel and merger into Creative.

Legal fees for the six months ended December 31, 2003 increased $88,638 due to a dispute with Coamerica.

After the 2002 fiscal year end loss of $1.5 million, PacTel's major stockholder stepped in and with high level managers instituted an across the board 10% salary cut. Employees' were urged to take time off without pay or use their vacation. All areas of operations were scrutinized and cuts made from eliminating janitorial services to cell phones.

For the year ended June 30, 2003, the Acquired Company had revenues of $15,444,131 and cost of sales of $12,844,705 resulting in gross profit
of $2,599,426.   Net loss for the year ended June 30, 2003 was
$508,696.   General and administrative expenses were $2,917,750 for the year ended June 30, 2003.

For the year ended June 30, 2002, the Acquired Company had revenues of $12,033,878 with cost of sales of $10,291,828 resulting in gross profit
of approximately $1,742,050.   Net loss for the year ended June 30,
2002 was $1,532,251.   General and administrative expenses were
$3,395,095 for the year ended June 30, 2002.

After the 2002 fiscal year end loss of $1.5 million, PacTel's major stockholder stepped in and with high level managers instituted an across the board 10% salary cut. Employees' were urged to take time off without pay or use their vacation. All areas of operations were scrutinized and cuts made from eliminating janitorial services to cell phones.

Management changes made throughout the calendar year of 2003 have resulted in projected profitable operations for the quarter ended
December 31, 2003.   Management expects this trend to continue in the
first calendar quarter of 2004.

    MARKET PRICE OF AND DIVIDENDS ON THE ACQUIRED COMPANY'S
     COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

There is no public trading market for the Acquired Company's common equity.

The Acquired Company has a total of 2,470,000 common shares that are subject to outstanding warrants to purchase common equity of the Acquired Company.

There are currently 50 holders of record for the common equity of the Acquired Company.

                      LEGAL PROCEEDINGS

Global is not involved in any legal proceedings and none are threatened or contemplated.

Item 7.  Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

             Financials of the Acquired Company

Index to Financials
Global Digital Solutions Financial Statements Unaudited for the period from inception to December 31, 2003
     Condensed Balance Sheet (Unaudited)
     Condensed Statement of Operations (Unaudited)
     Condensed Statement of Stockholders' Equity (Unaudited)
     Condensed Statement of Cash Flows (Unaudited)
     Notes to Condensed Financial Statements (Unaudited)

Global Digital Solutions Financial Statements for the period ended November 7, 2003
     Independent Auditors' Reports
     Balance Sheet
     Statement of Operations
     Statement of Stockholders' Equity
     Statements of Cash Flows
     Notes to Financial Statements

Pacific Comtel, Inc. and Subsidiary Condensed Consolidated
   Financial Statements Unaudited for the six months ended December 31, 2003 and 2002
     Condensed Consolidated Balance Sheets (Unaudited)
     Condensed Consolidated Statements Of Operations (Unaudited)
     Consolidated Statement Of Stockholders' Equity (Unaudited)
     Condensed Consolidated Statements Of Cash Flows (Unaudited)
     Notes To Consolidated Financial Statements

Pacific Comtel, Inc. and Subsidiary Consolidated Financial
   Statements for the year ended June 30, 2003
     Independent Auditors' Reports
     Consolidated Balance Sheets
     Consolidated Statements Of Operations
     Consolidated Statement Of Stockholders' Equity
     Consolidated Statements Of Cash Flows
     Notes To Consolidated Financial Statements

Creative Beauty Supply, Inc. Unaudited Pro Form Condensed Combined Financial Statements

                     GLOBAL DIGITAL SOLUTIONS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)
                        CONDENSED BALANCE SHEET
                           December 31, 2003
                              (Unaudited)

                                 Assets
Current Assets
  Cash                                                     $  327,964

Other Assets
  Prepaid acquisition costs                                    23,706
  Deposits                                                      4,414
                                                           ----------
                                                           $  356,084
                                                           ==========

                    Liabilities And Stockholders' Equity
Current Liabilities
  Accounts payable and accrued expenses                    $   51,911
  Due to officer                                               10,049
                                                           ----------
     Total Current Liabilities                             $   61,960

Stockholders' Equity
  Common stock (authorized 100,000,000 shares, $0.00001
   par value; issued and outstanding 16,727,817 shares)           167
  Paid in capital                                             317,884
  Retained earnings (deficit)                                 (23,927)
                                                           ----------
    Total Stockholders' Equity                                294,124
                                                           ----------
                                                           $  356,084
                                                           ==========





See accompanying notes to condensed financial statements.

                     GLOBAL DIGITAL SOLUTIONS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)
                    CONDENSED STATEMENT OF OPERATIONS
For The Period Beginning October 28, 2003 And Ended December 31, 2003
                              (Unaudited)


Revenues                                                   $        -

Cost Of Sales                                                       -
                                                           ----------
Gross Profit                                                        -

General and Administrative Expenses                            23,927
                                                           ----------
Loss From Operations                                           23,927

Credit For Income Taxes                                             -
                                                           ----------
Net Loss                                                   $   23,927
                                                           ==========





See accompanying notes to condensed financial statements

                     GLOBAL DIGITAL SOLUTIONS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)
               CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
 For The Period Beginning October 28, 2003 and Ended December 31, 2003
                              (Unaudited)

                                                               Retained      Total
                             Common Stock          Paid In     Earnings
Stockholders'
                           Shares       Amount      Capital     (Deficit)     Equity
                         ----------   ----------   ----------   ----------   ---------
-
Balance-October 28, 2003          -   $        -   $        -   $        -  $       -

Issuance of Founders
  Stock                  16,400,000          164            -            -        164

Issuance of Stock -
  Private Placement         327,817            3      317,884            -    317,887

Net Loss                          -            -            -      (23,927)   (23,927)
                         ----------   ----------   ----------   ----------   --------
Balance-December
  31, 2003               16,727,817   $      167   $  317,884   $  (23,927)  $294,124
                         ==========   ==========   ==========   ==========  =========


See accompanying notes to condensed financial statements.

                     GLOBAL DIGITAL SOLUTIONS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)
                    CONDENSED STATEMENT OF CASH FLOWS
  For The Period Beginning October 28, 2003 and Ended December 31, 2003
                              (Unaudited)

Cash Flows From Operating Activities
  Net Loss                                                 $  (23,927)
  Adjustment to reconcile net loss to net cash used in
   operating activities:
    Increase in deposits                                       (4,414)
    Increase in accounts payable and accrued expenses          19,830
    Increase in due to officer                                  8,494
                                                           ----------
Net Cash Used In Operating Activities                            (17)
                                                           ----------
Cash Flows From Financing Activities
  Issuance of common stock                                    327,981
                                                           ----------
Net Cash Provided By Financing Activities                     327,981
                                                           ----------
Net Increase In Cash                                          327,964

Cash - Beginning of Period                                          -
                                                           ----------
Cash - End of Period                                       $  327,964
                                                           ==========





See accompanying notes to condensed financial statements.

                     GLOBAL DIGITAL SOLUTIONS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)
                 Notes To Condensed Financial Statements
                           December 31, 2003
                              (Unaudited)

1.  Organization and Summary Of Significant Accounting Policies

Basis Of Presentation
The accompanying unaudited condensed financial statements of Global Digital Solutions, Inc. as of December 31, 2003 and for the period beginning October 28, 2003 and ended December 31, 2003 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of Global Digital Solutions, Inc.'s management, all adjustments (consisting of only normal recurring adjustments) considered necessary to present fairly the condensed financial statements have been made.

The condensed statements of operations for the period beginning October 28, 2003 and ended December 31, 2003 are not necessarily indicative of the results that may be expected for the entire year.

Global Digital Solutions, Inc. (Global), a Delaware corporation, was incorporated on October 28, 2003. Global was formed as a holding company to acquire companies operating in the United States government contracting marketplace.

Estimates And Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
The Company applies the asset and liability approach to accounting for income taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided against net deferred tax assets where the Company determines realization is not currently judged to be more likely than not.


2.  Related Party Transactions
Global has entered into an agreement with a brokerage firm to provide investment banking services. A shareholder of Global is an officer of the brokerage firm.

3.  Stockholders' Equity
At inception, the Company issued common stock to its founders at par value, for total cash consideration of $164.

On November 6, 2003, the Company issued 2,100,000 warrants to employees and consultants to purchase shares of common stock at a strike price of $0.50 per share. These warrants are exercisable through December 31, 2008. The Company used the Black-Scholes method to determine the fair value of these warrants. This resulted in no value being assigned to these warrants.

In December 2003, the Company issued an additional 327,817 shares through a private placement.

4.  Subsequent Event
On January 8, 2004, the Company purchased 100% of the outstanding stock of Pacific Comtel, Inc. The consideration issued consisted of 6,961,000 shares of common stock and warrants to purchase an additional 370,000 shares of common stock at a strike price of $1.00 per share.

In January 2004, the Company issued an additional 191,000 shares through a private placement, resulting in proceeds of $191,000.

Independent Auditors' Report


Board of Directors
Global Digital Solutions, Inc.

We have audited the accompanying balance sheet of Global Digital Solutions, Inc. (a development stage enterprise) as of November 7, 2003 and the related statements of stockholders' equity and cash flows for the period beginning October 28, 2003 (date of inception) and ended November 7, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Digital Solutions, Inc. as of November 7, 2003 and its cash flows for the period beginning October 28, 2003 and ended November 7, 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/Rubin, Brown, Gornstein and Co. LLP
Saint Louis, Missouri
November 7, 2003

                     GLOBAL DIGITAL SOLUTIONS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)
                             BALANCE SHEET
                            NOVEMBER 7, 2003

                                 Assets
Current Assets
  Cash                                                     $      164
                                                           ----------
                                                           $      164
                                                           ==========


                  Liabilities And Stockholders' Equity

Liabilities                                                $        -
                                                           ----------

Stockholders' Equity
  Common Stock (Authorized 100,000,000 shares, $0.00001
    par value; Issued and outstanding 16,400,000 shares)          164
  Retained earnings                                                 -
                                                           ----------
    Total Stockholders' Equity                                    164
                                                           ----------
                                                           $      164
                                                           ==========





See the accompanying notes to financial statements.

                     GLOBAL DIGITAL SOLUTIONS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)
                    STATEMENT OF STOCKHOLDERS' EQUITY
  For The Period Beginning October 28, 2003 and Ended November 7, 2003


                                                             Total
                                   Common      Retained   Stockholders'
                                   Stock       Earnings      Equity
                                 ----------   ----------   ----------

Balance - October 28, 2003       $        -   $        -   $        -

Issuance of Stock                       164            -          164
                                 ----------   ----------   ----------
Balance - November 7, 2003       $      164   $        -   $      164
                                 ==========   ==========   ==========





See the accompanying notes to financial statements.

                     GLOBAL DIGITAL SOLUTIONS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)
                       STATEMENT OF CASH FLOWS
  For The Period Beginning October 28, 2003 and Ended November 7, 2003


Cash Flows From Operating Activities
  Net Income                                               $        -
                                                           ----------
Net Cash Provided By Operating Activities                           -
                                                           ----------

Cash Flows From Financing Activities
  Issuance of Common Stock                                        164
                                                           ----------
Net Cash Provided by Financing Activities                         164
                                                           ----------
Net Increase In Cash                                              164

Cash - Beginning of Period                                          -
                                                           ----------
Cash - End of Period                                       $      164
                                                           ==========





See the accompanying notes to financial statements.

                     GLOBAL DIGITAL SOLUTIONS, INC.
                    (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO FINANCIAL STATEMENTS
                            November 7,2003

1.  Operations

Global Digital Solutions, Inc. (Global), a Delaware corporation, was incorporated on October 28, 2003. Global was formed as a holding company to acquire companies operating in the United States government contracting marketplace.

As of November 7, 2003 Global had made no acquisitions and had no operating revenue or expenses.


2.  Related Party Transactions

Global has entered into an agreement with a brokerage firm to provide
investment banking services.   A shareholder of Global is an officer of
the brokerage firm.

3.  Common Stock Warrants

On November 6, 2003, the Company issued 2,100,000 warrants to employees and consultants to purchase shares of common stock at a strike price of $0.50 per share. These warrants are exercisable through December 31, 2008. The Company used the Black-Scholes method to determine the fair value of these warrants. This resulted in no value being assigned to these warrants.

                    PACIFIC COMTEL, INC. AND SUBSIDIARY
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                               (Unaudited)

                                   Assets
                                            December 31,   June 30,
                                                 2003         2003
                                              ----------   ----------
Current Assets
  Cash                                        $  169,637   $        -
  Contract and Accounts receivable, net of
   allowance of $110,000                       2,327,014    3,476,732
  Inventory                                      220,421      207,597
  Costs and estimated earnings in excess of
   billings on uncompleted contracts             604,651    1,411,121
  Prepaid expenses and other current assets      137,199      122,252
                                              ----------   ----------
     Total Current Assets                      3,458,922    5,217,702

Equipment And Leasehold Improvements             310,673      365,137

Goodwill                                         213,943      213,943

Other Assets                                      55,067       29,076
                                              ----------   ----------
                                              $4,038,605   $5,825,858
                                              ==========   ==========

           Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
  Cash overdraft - per books                  $        -   $    4,117
  Line of credit                                       -    1,547,211
  Borrowings under receivables
    factoring arrangement                        712,687            -
  Current portion of notes payable               300,000      150,000
  Current obligations under capital leases        30,290       26,853
  Accounts payable                             2,291,639    2,636,548
  Accrued expenses                               433,977      551,362
  Billings in excess of costs and estimated
   earnings on uncompleted contracts              418,259     161,158
  Due to Jetcom, Inc.                            226,313      350,614
                                              ----------   ----------
     Total Current Liabilities                 4,413,165    5,427,863

Notes Payable                                    116,879      266,879
                                              ----------   ----------
Obligation Under Capital Leases                   27,743       32,806
                                              ----------   ----------
Stockholders' Equity (Deficit)
  Common Stock: Authorized 1,000,000 shares;
   no par value; issued and outstanding
   100 shares                                    585,391      585,391

  Paid in capital                                622,000      122,000
  Retained earnings (deficit)                 (1,726,573)    (609,081)
                                              ----------   ----------
     Total Stockholders' Equity (Deficit)       (519,182)      98,310
                                              ----------   ----------
                                              $4,038,605   $5,825,858
                                              ==========   ==========




See the accompanying notes to condensed consolidated financial statements.

                    PACIFIC COMTEL, INC. AND SUBSIDIARY
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               (Unaudited)

                            For The Three   For The Three   For The Six   For The Six
                             Months Ended    Months Ended   Months Ended  Months Ended
                          December 31,     December 31,    December 31,   December 31,
                               2003              2002          2003          2002
                             ----------      ----------     -----------   ------------
Revenues                     $3,311,717      $4,120,239      $5,989,760    $6,899,428

Cost Of Sales                 2,318,860       3,325,425       5,467,861     5,452,093
                             ----------      ----------      ----------    ----------

Gross Profit                    992,857         794,814         521,899     1,447,335

General And Administrative
   Expenses                     772,814         837,643       1,498,633     1,348,157

Interest Expense                 58,367          40,403         140,758        76,899
                             ----------      ----------       ---------     ---------

Income (Loss) From Operations   161,676         (83,232)     (1,117,492)       22,279

Credit For Income Taxes               -               -               -             -

                              ---------       ---------       ---------     ---------

Net Income (Loss)            $  161,676       $ (83,232)    $(1,117,492)     $ 22,279
                             ==========       =========     ===========     =========




See the accompanying notes to condensed consolidated financial statements.

                     PACIFIC COMTEL, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS'EQUITY
                               (Unaudited)

                                                  Additional    Retained      Total
                              Common Stock         Paid-In      Earnings
Stockholders'
                          Shares        Amount     Capital      (Deficit)     Equity
                        ----------   ----------   ----------   ----------  ----------
Balance - June 30, 2003     100      $ 585,391   $ 122,000     $(609,081)  $  98,310

Capital Contribution
 From Jetcom, Inc.            -              -     500,000             -     500,000

Net Loss                      -              -           -    (1,117,492) (1,117,492)
                        -------       --------   ---------    ----------  ----------

Balance - December 31,
   2003                     100       $585,391   $ 622,000   $(1,726,573) $ (519,182)
                        ========      ========   =========    ==========  ==========


See the accompanying notes to condensed consolidated financial statements.

                               PRELIMINARY COPY
      - FOR THE INFORMATION OF THE SECURITIES EXCHANGE COMMISSION ONLY

                     PACIFIC COMTEL, INC. AND SUBSIDIARY
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                                (Unaudited)

                                                 For The Six       For The Six
                                                 Months Ended      Months Ended
                                                 December 31,      December 31,
                                                   2003               2002
                                                 ----------         ----------
Cash Flows From Operating Activities
  Net income (loss)                             $(1,117,492)        $   22,279
  Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
    Depreciation and amortization                    59,580             70,166
    Change in assets and liabilities:
      Contracts and accounts receivable           1,149,718             21,174
      Inventory                                     (12,824)            23,830
      Costs and estimated earnings in
       excess of billings on uncompleted
       contracts                                    806,470           (189,857)
      Prepaid expenses and other current
        assets                                      (14,947)           567,176
      Deposits                                      (25,991)               901
      Accounts payable and accrued expenses        (462,294)           171,841
      Billings in excess of costs and estimated
       earnings on uncompleted contracts            257,101           (150,257)
                                                 ----------         ----------
Net Cash Provided By Operating Activities           639,321            537,253
                                                 ----------         ----------
Cash Flows From Investing Activities
  Purchase of equipment and leasehold
  improvements                                       (5,116)           (36,503)
Cash acquired in acquisition of Pacific
   Comtel Monterey, Inc.                                  -              1,000
                                                 ----------         ----------
Net Cash Used in Investing Activities                (5,116)           (35,503)
                                                 ----------         ----------
Cash Flow From Financing Activities
  Decrease in bank overdraft                         (4,117)          (225,538)
  Repayment on line of credit                    (1,547,211)          (105,268)
  Borrowings under receivables factoring
    Arrangement                                      712,687                 --
  Payments on long-term debt and capital lease
   obligations                                       (1,626)           (15,502)
  Advances from (repayments to) Jetcom, Inc.       (124,301)           (11,041)
  Capital contribution by Jetcom, Inc.              500,000                  -
                                                 ----------         ----------
Net Cash Used In Financing
Activities                                         (464,568)          (357,349)
                                                 ----------         ----------




Change in Cash                                      169,637            144,401
Cash - Beginning of Period                                -                  -
                                                 ----------         ----------
Cash - End of Period                             $  169,637         $  144,401
                                                 ==========         ==========





See the accompanying notes to condensed consolidated financial statements.

                     PACIFIC COMTEL, INC. AND SUBSIDIARY
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               (Unaudited)


1.  Organization And Summary Of Significant Accounting Policies

Basis Of Presentation
The accompanying unaudited condensed consolidated financial statements of Pacific Comtel, Inc. as of December 31, 2003 and for the three and six months ended December 31, 2003 and 2002 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The June 30, 2003 financial information included herein has been extracted from Pacific Comtel, Inc.'s audited financial statements. In the opinion of Pacific Comtel, Inc.'s management, all adjustments (consisting of only normal recurring adjustments) considered necessary to present fairly the condensed consolidated financial statements have been made.

The condensed consolidated statements of operations for the three and six months ended December 31, 2003 are not necessarily indicative of the results that may be expected for the entire year. These statements should be read in conjunction with the Company's audited June 30, 2003 consolidated financial statements.

Pacific Comtel, Inc. (the "Company"), (formerly Intersect Solutions, Inc.) was organized in 1995 to purchase the assets of an existing installation contractor of communications systems, cable and wiring for
commercial and industrial buildings.    On November 1, 2002, Pacific
Comtel, Inc. purchased 100% of the common stock of a business engaged in cable and wiring services, as well as computer network and telephone integration sales and service. This subsidiary is named Pacific Comtel Monterey, Inc.

On November 1, 2002, Jetcom, Inc. purchased 100% of the common stock of Pacific Comtel, Inc. Pacific Comtel, Inc. applied the "push down" accounting rules to this transaction, and, as such, a new basis of accounting was created on that date. Operations of Pacific Comtel, Inc. prior to November 1, 2002 have not been segregated in these condensed consolidated financial statements from those of Pacific Comtel, Inc. prior to its purchase by Jetcom,Inc. due to the fact that no substantive changes in operations have occurred due to this outside change in control.

Principles Of Consolidation
The condensed consolidated financial statements include Pacific Comtel, Inc. and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Estimates And Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  Business Acquisitions

On November 1, 2002, Jetcom, Inc. purchased 100% of the common stock of Pacific Comtel, Inc. Jetcom, Inc. is a holding company formed for the purpose of acquiring information technology and telecommunications service companies. Jetcom, Inc. had no substantive operations prior to the purchase of Pacific Comtel, Inc. The purchase price amounted to $1,002,270. The purchase price is comprised of notes payable to selling shareholders totaling $416,879, Jetcom, Inc. Series A Preferred Stock with a value of $313,000 and direct acquisition costs of $272,391. The value of the preferred stock was determined based on that stock's stated liquidation preference.

Because the acquisition resulted in a 100% change in control of Pacific Comtel, Inc., the Company applied the "push down" accounting rules. This resulted in a new accounting basis for the assets and liabilities of Pacific Comtel, Inc.

The notes payable to the selling shareholders are to be funded from the operations of Pacific Comtel, Inc. Additionally, shares of Pacific Comtel, Inc. are pledged as collateral on the notes payable. As such, this liability has been reflected on the balance sheet of Pacific Comtel, Inc. as a push down accounting adjustment. Additionally, interest expense on these notes of $10,257 and $18,659 has been reflected in the financial statements of the Company for the three and six months ended September 30, 2003. In January 2004, these note agreements were amended, whereby Pacific Comtel, Inc. assumed these notes payable, and received an extension of the first payment date to June 30, 2004.

The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition:


     Cash                                                  $  238,360
     Contract receivables                                   2,494,045
     Inventory                                                207,831
     Net costs and estimated earnings in excess of
       billings on uncompleted contracts                      114,404
     Other current assets                                     500,000
     Equipment and leasehold improvements                     430,524
     Other assets                                              19,766
                                                           ----------
          Total assets acquired                             4,004,930

     Accounts payable and accrued expense assumed           1,498,676
     Line of credit and capital lease obligations           1,717,927
                                                           ----------
          Net assets acquired                              $  788,327
                                                           ==========

The excess of purchase price over net assets acquired of $213,943 has been allocated to goodwill.

On November 1, 2002, Pacific Comtel, Inc. purchased 100% of the common stock of ADS Monterey, and renamed it Pacific Comtel Monterey, Inc. Pacific Comtel Monterey, Inc. is engaged in the business of cable and wiring services, as well as computer network and telephone integration sales and service, and was purchased to expand the Company's capabilities and geographic presence. The purchase price amounted to $205,572, consisting of a cash payment of $175,000 and direct acquisition costs of $30,572. Jetcom, Inc. paid the entire purchase price and direct acquisition costs, on behalf of the Company. The results of operations of Pacific Comtel Monterey, Inc. are included in the consolidated financial statements from the date of acquisition.

The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition:


     Accounts receivable                                   $  177,369
     Inventory                                                 79,617
     Other current assets                                       1,865
                                                           ----------
          Total assets acquired                               258,851

     Accounts payable and accrued expense assumed              53,279
                                                           ----------
          Net assets acquired                              $  205,572
                                                           ==========

3.  Financing Agreements

The Company maintained a revolving credit arrangement with a bank, which provided for borrowings up to 80% of eligible contract receivables, not to exceed $2,000,000. The line of credit initially required interest payments at the bank prime rate. The balance was payable in full on

January 31, 2003. The credit agreement contained standard terms and covenants. The Company had been in violation of certain of these covenants since June 30, 2002. The credit agreement was amended in September 2002 to raise the interest rate to the prime rate plus 3.5%, and amended again in November 2002 to raise the interest rate to the prime rate plus 4.5%. In August 2002, the bank capped the Company's line of credit balance at $1,597,211. In November 2002, the bank began charging interest at the default rate of the prime rate plus 9.5%. The balance outstanding at June 30, 2003 was $1,547,211.

On October 9, 2003, the Company entered into an accounts receivable
factoring agreement with a finance company.   Under this agreement, the
Company will sell, with recourse, 81.5% of its eligible accounts
receivable balances, up to $2,500,000.   Interest is charged at an
annual rate of 18%.   The agreement is effective for one year, and is
secured by a pledge of all of the Company's assets, and guarantees by
Jetcom, Inc. and its principal stockholder.   The Company used this
source of financing to pay off its previous revolving credit agreement
and to provide working capital needs.   The balance outstanding at
December 31, 2003 was $712,687.

4.  Related Party Transactions

The Company is a wholly owned subsidiary of Jetcom, Inc. Jetcom's president provides management services for the Company. Jetcom charged the Company $4,375 and $8,750 for these services for the three and six months ended December 31, 2003. Additionally, Jetcom advances funds to the Company from time to time. The balance due to Jetcom at June 30, 2003 and December 31, 2003 amounted to $350,614 and $226,313, respectively. These advances are non-interest bearing, and are due on demand. Jetcom is not under any obligation to advance any further funds to the Company. In January 2004, Jetcom contributed all amounts
it was owed at December 31, 2003 to capital.   Additionaly, in August
2003, Jetcom contributed $500,000 to the Company as additional paid in capital.

5.  Subsequent Events

Effective January 2, 2004, the Company was sold to an unrelated third party.

Independent Auditors' Report

Board of Directors
Pacific Comtel, Inc.


We have audited the accompanying consolidated balance sheet of Pacific Comtel, Inc. and subsidiary, the "Successor Company" as described in the Basis of Presentation note to the financial statements, as of June 30, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the period November 1, 2002 to June 30, 2003. These consolidated financial statements are the responsibility of Pacific Comtel, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pacific Comtel, Inc. and subsidiary as of June 30, 2003 and the results of their operations and their cash flows for the period from November 1, 2002 to June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/ Rubin, Brown, Gornstein and Co. LLP
St Louis, Missouri
October 3, 2003, (Except for Note 13, which is dated January 8, 2004)

Independent Auditors' Report

Board of Directors
Pacific Comtel, Inc.


We have audited the accompanying balance sheet of Pacific Comtel, Inc., the "Predecessor Company" as described in the Basis of Presentation note to the financial statements, as of June 30, 2002, and the related statements of operations, stockholders' equity and cash flows for the year ended June 30, 2002,and the period from July 1, 2002 to October 31, 2002. These financial statements are the responsibility of Pacific Comtel, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Comtel, Inc. as of June 30, 2002 and the results of their operations and their cash flows for the year ended June 30, 2002, and the period from July 1, 2002 to October 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


/s/Rubin, Brown, Gornstein and Co. LLP
St Louis, Missouri
October 3, 2003

                    PACIFIC COMTEL, INC. AND SUBSIDIARY
                        CONSOLIDATED BALANCE SHEETS

                                   Assets
                                                        Successor   Predecessor
                                                         Company      Company
                                                                      June 30,
                                                         June 30,       2002
                                                           2003      (Restated)
                                                        ----------   ----------
Current Assets
  Contract and accounts receivable                      $3,476,732   $2,937,477
  Inventory                                                207,597      248,586
  Costs and estimated earnings in excess of billings
   on uncompleted contracts                              1,411,121      331,586
  Income tax refund receivable                                   -      440,482
  Prepaid expenses and other current assets                122,252      143,815
                                                        ----------   ----------
     Total Current Assets                                5,217,702    4,101,946

Equipment And Leasehold Improvements                       365,137      446,983

Goodwill                                                   213,943      111,736

Other Assets                                                29,076       20,717
                                                        ----------   ----------
                                                        $5,825,858   $4,681,382
                                                        ==========   ==========


           Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
  Cash overdraft - per books                            $    4,117      225,538
  Line of credit                                         1,547,211    1,652,479
  Current portion of notes payable                         150,000            -
  Current obligations under capital leases                  26,853       57,719
  Accounts payable                                       2,636,548    1,179,207
  Accrued expenses                                         551,362      652,949
  Billings in excess of costs and estimated earning
   on uncompleted contracts                                161,158      189,503
  Due to Jetcom, Inc.                                      350,614            -
                                                        ----------   ----------
     Total Current Liabilities                           5,427,863    3,957,395

Notes Payable                                              266,879      748,573
                                                        ----------   ----------
Obligation Under Capital Leases                             32,806       61,050
                                                        ----------   ----------




                    PACIFIC COMTEL, INC. AND SUBSIDIARY
                  CONSOLIDATED BALANCE SHEETS (Continued)


Stockholders' Equity (Deficit)
  Common Stock: Authorized 1,000,000 shares; no par value;
   issued and outstanding 100 shares in 2003.  Authorized
   135,000,000 shares; no par value; issued  and
   outstanding 27,000,000 shares in 2002.                  585,391       71,867
  Series A preferred stock: Authorized 100,000 shares of
   $10 par value; non-voting; issued and outstanding
   7,500 shares in 2002                                          -       75,000
  Series B preferred stock: Authorized 24,000,000
   shares; no par value; non-voting; issued and
   outstanding 13,254,739 shares in 2002                         -      600,042
  Paid in capital                                          122,000            -
  Retained earnings (deficit)                             (609,081)    (832,545)
                                                        ----------   ----------
     Total Stockholders' Equity (Deficit)                   98,310       85,636
                                                        ----------   ----------
                                                        $5,825,858   $4,681,382
                                                        ==========   ==========





See the accompanying notes to consolidated financial statements.

                    PACIFIC COMTEL, INC. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                       Successor
                                        Company           Predecessor Company
                                         For the      For the Four   For The Year
                                      Eight Months    Months Ended  Ended June 30,
                                     Ended June 30,   October 31,       2002
                                          2003           2002        (Restated)
                                      ------------   ------------   ------------
Revenues                              $ 11,469,420   $  3,974,711   $ 12,033,878

Cost Of Sales                            9,723,977      3,120,728     10,291,828
                                      ------------   ------------   ------------

Gross Profit                             1,745,443        853,983      1,742,050

General And Administrative Expenses      2,206,036        711,714      3,395,095

Interest Expense                           148,488         42,884        191,888
                                      ------------   ------------   ------------

Income (Loss) From Operations           (  609,081)        99,385     (1,844,933)

Credit For Income Taxes                          -              -       (312,682)

                                      ------------   ------------   ------------

Net Income (Loss)                     $ (  609,081)  $     99,385   $ (1,532,251)
                                      ============   ============   ============




See the accompanying notes to consolidated financial statements.

                    PACIFIC COMTEL, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 Page 1 of 3

             Predecessor Company Statement of Stockholders' Equity

                                         Series A                  Series B
                                      Preferred Stock           Preferred Stock
                                    Shares       Amount       Shares       Amount
                                  ----------   ----------   ----------   ----------
Balance-July 1, 2001-As Originally
  Reported                             7,500   $   75,000            -   $        -

Prior Period Adjustment (Note 2)           -            -            -            -
                                  ----------   ----------   ----------   ----------
Balance-July 1, 2001-As Restated       7,500   $   75,000            -            -

Net Loss - As Restated (Note 2)            -            -            -            -

Issuance of Series B Preferred
  Stock                                    -            -   13,254,739   $  600,042
                                  ----------   ----------   ----------   ----------
Balance-June 30, 2002-As Restated      7,500   $   75,000   13,254,739   $  600,042

Net Income For The Four Months
  Ended October 31, 2002                   -            -            -            -

Conversion of Series A Preferred
  Stock To Common Stock               (7,500)     (75,000)           -            -

Conversion of Series B Preferred
  Stock To Common Stock                    -            -  (13,254,739)    (600,042)

Issuance of Common Stock To Pay
  Long Term Debt                           -            -            -            -
                                  ----------   ----------   ----------   ----------
Balance - October 31, 2002                 -            -            -            -
                                  ==========   ==========   ==========   ==========




                    PACIFIC COMTEL, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 Page 2 of 3

             Predecessor Company Statement of Stockholders' Equity

                                                             Retained      Total
                                       Common Stock          Earnings   Stockholders'
                                    Shares       Amount      (Deficit)     Equity
                                  ----------   ----------   ----------   ----------
Balance-July 1, 2001-As Originally
  Reported                        27,000,000   $   71,867      823,408   $  970,275

Prior Period Adjustment (Note 2)           -            -     (123,702)    (123,702)
                                  ----------   ----------   ----------   ----------
Balance-July 1, 2001-As Restated  27,000,000   $   71,867     (699,706)     846,573

Net Loss - As Restated (Note 2)            -            -   (1,532,251)  (1,532,251)

Issuance of Series B Preferred
  Stock                                    -            -            -   $  600,042
                                  ----------   ----------   ----------   ----------
Balance-June 30, 2002-As Restated 27,000,000   $   71,867     (832,545)  $  (85,636)

Net Income For The Four Months
  Ended October 31, 2002                   -            -       99,385       99,385

Conversion of Series A Preferred
  Stock To Common Stock            7,170,172       75,000            -            -

Conversion of Series B Preferred
  Stock To Common Stock           13,254,739      600,042            -            -

Issuance of Common Stock To Pay
  Long Term Debt                  84,770,730      886,314            -      886,314
                                  ----------   ----------   ----------   ----------
Balance - October 31, 2002       132,195,641   $1,633,223   $ (733,160)  $  900,063
                                  ==========   ==========   ==========   ==========


See the accompanying notes to consolidated financial statements.

                    PACIFIC COMTEL, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 Page 3 of 3

             Successor Company Statement of Stockholders Equity

                                                     Additional  Retained      Total
                               Common Stock            Paid-In   Earnings  Stockholders'
                             Shares        Amount      Capital   (Deficit)     Equity
                           -----------   ----------  ----------  ----------  ----------
Balance-October 31, 2002
 Predecessor Company       132,195,641   $1,633,223  $        -   $(733,160) $  900,063

Adjustment to Reflect
 Purchase By Jetcom, Inc.
 (Note 3)                 (132,195,541)  $ (630,953)          -     733,160     102,207

Push Down of Jetcom, Inc
 Debt                                -     (416,879)          -           -    (416,879)

Capital Contribution From
 Jetcom, Inc.                        -            -     122,000           -     122,000

Net Loss                             -            -           -    (609,081)   (609 081)
                            ----------   ----------  ----------  ----------  ----------
Balance - June 30, 2003            100   $  585,391  $  122,000  $ (609,081) $   98,310
                            ==========   ==========  ==========  ==========  ==========





See the accompanying notes to consolidated financial statements.

                    PACIFIC COMTEL, INC. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF CASH FLOW

                                             Successor
                                              Company           Predecessor Company
                                               For the      For the Four   For The Year
                                            Eight Months    Months Ended  Ended June 30,
                                           Ended June 30,   October 31,       2002
                                                2003           2002        (Restated)
                                            ------------   ------------   ------------

Cash Flows From Operating Activities
  Net Income (loss)                          $  (609,081)  $     99,385   $ (1,532,251)
  Adjustments to reconcile net income
  (loss) to net cash provided by (used in)
  operating activities:
    Depreciation and amortization                 90,340         39,590        207,520
    Bond and loan guarantees made by
     Jetcom, Inc.                                 80,000              -              -
    Gain on sale of fixed assets                       -              -           (218)
    Deferred income taxes                              -              -        127,000
    Change in assets and liabilities:
      Contracts and accounts receivable         (805,318)       443,432        739,825
      Inventory                                   79,851         40,754         65,787
      Costs and estimated earnings in excess
       of billings on uncompleted contracts   (1,131,212)        51,677        149,270
      Income tax refund receivable               440,482              -       (440,482)
      Prepaid expenses and other current
       assets                                    (61,869)        84,297       (124,242)
      Deposits                                    (9,310)           951         (1,692)
      Accounts payable and accrued expenses    1,635,955       (195,738)      (121,426)
      Billings in excess of costs and estimated
       earnings on uncompleted contracts          (4,347)       (23,998)        47,479
                                            ------------   ------------   ------------
Net Cash Provided By (Used In) Operating
 Activities                                     (294,509)       540,350       (883,430)
                                            ------------   ------------   ------------
Cash Flows From Investing Activities
  Proceeds from sale of fixed assets                   -              -          1,400
  Cash acquired in acquisition of
   Pacific Comtel Monterey, Inc.                   1,000              -              -
  Purchase of equipment and leasehold
  improvements                                   (24,953)       (16,881)       (27,038)
                                            ------------   ------------   ------------
Net Cash Used in Investing Activities            (23,953)       (16,881)       (25,638)
                                            ------------   ------------   ------------
Cash Flow From Financing Activities
  Increase (decrease) in bank overdraft            4,117       (225,538)       225,538
  Advances (repayment) on line of credit         (50,000)       (55,268)       294,499
  Payments on long-term debt and capital lease
   obligations                                   (61,057)        (4,303)      (234,631)




                    PACIFIC COMTEL, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF CASH FLOW (Continued)


  Advances from Jetcom, Inc.                      65,042              -              -
  Capital contribution by Jetcom, Inc.           122,000              -              -
  Proceeds from issuance of preferred stock            -              -        600,042
                                            ------------   ------------   ------------
Net Cash Provided by (Used In) Financing
 Activities                                       80,102       (285,109)       885,448
                                            ------------   ------------   ------------
Change in Cash                                  (238 360)       238,360        (23 620)
Cash - Beginning of Period                       238,360              -         23,620
                                            ------------   ------------   ------------
Cash - End of Period                        $          -   $    238,360   $          -
                                            ============   ============   ============
Supplemental Disclosure of Cash Flow
 Information
  Interest paid                             $    106,164   $     27,859   $    138.402
  Income taxes paid (refunds received)          (440,482)             -        259,080
                                            ------------   ------------   ------------





See the accompanying notes to consolidated financial statements.

                    PACIFIC COMTEL, INC. AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          JUNE 30, 2003 AND 2002


1.  Organization And Summary of Significant Accounting Policies

Basis of Presentation
Pacific Comtel, Inc. (the "Company"), (formerly Intersect Solutions, Inc.) was organized in 1995 to purchase the assets of an existing installation contractor of communications systems, cable and wiring for commercial and industrial buildings. This business, through October 31, 2002, is presented in these consolidated financial statements as that of the "Predecessor Company". On November 1, 2002, Pacific Comtel, Inc. purchased 100% of the common stock of a business engaged in cable and wiring services, as well as computer network and telephone integration sales and services. This subsidiary is named Pacific Comtel Monterey, Inc.

On November 1, 2002, Jetcom, Inc. purchased 100% of the common stock of Pacific Comtel, Inc. Pacific Comtel, Inc. applied the "push down" accounting rules to this transaction, and, as such, a new basis of accounting was created on that date. Operations of Pacific Comtel, Inc. subsequent to October 31, 2002 are presented in these consolidated financial statements as those of the "Successor Company".

Principles Of Consolidation
The consolidated financial statements include Pacific Comtel, Inc. and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Estimates And Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Contract And Accounts Receivable
Contract and accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to contract receivables. Included in contract receivables are retentions of $259,077 and $181,760 at June 30, 2003 and 2002, respectively.
Contract and accounts receivable are stated net of an allowance for doubtful accounts of $110,000 at June 30, 2003 and $150,000 at June 30, 2002.

Inventory
Inventory consists primarily of construction materials and is valued at the lower of cost or market applied on a first-in, first out (FIFO) basis.

Equipment and Leasehold Improvements
Equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization using accelerated and straight-line methods. Equipment and leasehold improvements are depreciated over periods ranging from five to seven years.

Goodwill
Goodwill represents the excess of the cost of companies acquired over the fair value of their net assets at dates of acquisition and was being amortized on the straight-line method over 15 years, through June 30, 2002. Amortization expense charged to operations in the year ended June 30, 2002 was $9,860. On July 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 supersedes Accounting Principles Board Opinion No. 17, Intangible Assets, and requires goodwill and other intangible assets that have indefinite useful lives to no longer be amortized; however, these assets must be tested at least annually for impairment. See Note 6.

Fair Value of Financial Instruments
The carrying amounts of financial instruments including cash, contract and accounts receivable and accounts payable approximate fair value due to the relatively short maturity of these instruments. The carrying value of the line of credit, capital lease obligations and long-term debt approximate fair value based on the incremental borrowing rates currently available to the Company for financing with similar terms and maturities.

Revenues And Cost Recognition
Revenues from construction contracts are recognized on the percentage of completion method, measured on the basis of incurred costs to estimated total costs for each contract. This cost-to-cost method is used because management considers it to be the best available measure of progress on these contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. General and administrative costs are expensed as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability are recognized in the period in which the revisions are determined.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Income Taxes
Deferred taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts. Tax consequences are based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided against deferred tax assets where the Company determines realization is not currently judged to be more likely than not.

The Company filed income tax returns on a single company basis through October 31, 2002. As of November 1, 2002, the Company will be included in the consolidated income tax return of its parent company. The tax provision computed is based on the amounts the Company would record on a separate return basis.

Segment Reporting
The Company operates in one reportable business segment.

Impact of Recently Issued Accounting Standards.
In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB 51. The Interpretation addressed consolidation by business enterprises of certain variable interest entities (VIEs). The Interpretation is effective immediately for all enterprises with interests in VIEs created after January 31, 2003. For interests in VIEs created before February 1, 2003, the provision of this Interpretation will be applicable no later than the beginning of the first interim or annual period beginning after December 15, 2003. Further, the disclosure requirements of the Interpretation are applicable for all financial statements initially issued after January 31, 2003, regardless of the date on which the VIE was created. The adoption of this standard is not expected to have any impact on the Company's financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS No, 150 requires disclosure regarding the terms of those instruments and settlement alternatives. The guidance in SFAS No. 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this standard is not expected to have any impact on the Company's financial statements.

2.  Restatement of Previously Issued Financial Statements

The Company has identified adjustments that have resulted in the restatement of the previously issued financial statements for the year ended June 30, 2002. The adjustments relate to items required by accounting principles generally accepted in the United States of America to be recorded in the financial statements, but were erroneously omitted. These items include contract receivables, inventory, prepaid expenses, deferred taxes, accruals for vacation earned, accruals for severance agreements, financial agreements for insurance policies and accounts payable. The effect of these items at June 30, 2001 amounted to $123,702 (net of deferred tax benefit of $97,800), which has been recorded as a prior period adjustment to the opening balance of retained earnings. The effect on the results of operations for the year ended June 30, 2002 was to increase the previously reported net loss by $406,597 (including deferred tax expense of $125,000).

3.  Business Acquisitions

On November 1, 2002, Jetcom, Inc. purchased 100% of the common stock of Pacific Comtel, Inc. Jetcom, Inc. is a holding company formed for the purpose of acquiring information technology and telecommunications service companies. Jetcom, Inc. had no substantive operations prior to the purchase of Pacific Comtel, Inc. The purchase price amounted to $1,002,270. The purchase price is comprised of notes payable to selling shareholders totaling $416,879, Jetcom, Inc. Series A Preferred Stock with a value of $313,000 and direct acquisition costs of $272,391. The value of the preferred stock was determined based on that stock's stated liquidation preference.

Because the acquisition resulted in a 100% change in control of Pacific Comtel, Inc., the Company applied the "push down" accounting rules. This resulted in a new accounting basis for the assets and liabilities of Pacific Comtel, Inc. The Company's financial position and results of operations prior to this acquisition are presented in these consolidated financial statements as those of the "Predecessor Company". The Company's financial position and results of operations subsequent to the acquisition are presented in these consolidated financial statements as those of the "Successor Company".

The notes payable to the selling shareholders are to be funded from the operations of Pacific Comtel, Inc. Additionally, shares of Pacific Comtel, Inc. are pledged as collateral on the notes payable. As such, this liability has been reflected on the balance sheet of Pacific Comtel, Inc. as a push down accounting adjustment. Additionally, interest expense on these notes of $23,486 has been reflected in the financial statements of the Company.

The following table summarizes the fair value of these assets acquired and liabilities assumed at the date of acquisition:

  Cash                                           $  238,360
  Contract receivables                            2,494,045
  Inventory                                         207,831
  Net costs and estimated earnings in excess
    of net billings on uncompleted contracts        114,404
  Other current assets                              500,000
  Equipment and leasehold improvements              430,524
  Other Assets                                       19,766
                                                 ----------
       Total assets acquired                     $4,004,930

  Accounts payable and accrued expenses assumed   1,498,676
  Line of credit and capital lease obligations    1,717,927
                                                 ----------
       Net assets acquired                       $  788,327
                                                 ==========

The excess of purchase price over net assets acquired of $213,943 has been allocated to goodwill. None of this goodwill is expected to be deductible for tax purposes.

On November 1, 2002, Pacific Comtel, Inc. purchased 100% of the common stock of ADS Monterey and renamed it Pacific Comtel Monterey, Inc. Pacific Comtel Monterey, Inc. is engaged in the business of cable and wiring services, as well as computer network and telephone integration sales and services, and was purchased to expand the Company's capabilities and geographic presence. The purchase price amounted to

$205,572, consisting of a cash payment of $175,000 and direct acquisition costs of $30,572. Jetcom, Inc. paid the entire purchase price and direct acquisition costs, on behalf of the Company. The results of operations of Pacific Comtel Monterey, Inc. are included in the consolidated financial statements from the date of acquisition.

The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition:

  Accounts receivable                            $  177,369
  Inventory                                          79,617
  Other current assets                                1,865
                                                 ----------
       Total assets                              $  258,851

  Accounts payable and accrued expenses assumed      53,279
                                                 ----------
       Net assets acquired                       $  205,572
                                                 ==========

4.  Costs And Estimated Earnings On Uncompleted Contracts

Costs and estimated earnings on uncompleted contracts consist of:

                                              Successor   Predecessor
                                               Company      Company
                                                 2003         2002
                                              ----------   ----------
Costs incurred on uncompleted contracts       $6,178,723   $1,541,520
Estimated earnings                             1,745,128      724,805
                                              ----------   ----------
                                               7,923,851    2,566,325
Less:  Billings to date                        6,673,888    2,424,243
                                              ----------   ----------
                                              $1,249,963   $  142,083
                                              ==========   ==========

Included in the accompanying balance sheet under the following captions:

                                              Successor   Predecessor
                                               Company      Company
                                                 2003         2002
                                              ----------   ----------
Costs and estimated earnings in excess of
 billings on uncompleted contracts            $1,411,121   $  331,586

Billing in excess of costs and estimated
 earnings on uncompleted contracts               161,158      189,503
                                              ----------   ----------
                                              $1,249,963   $  142,083
                                              ==========   ==========

5.  Equipment And Leasehold Improvements
Equipment and leasehold improvements consist of:

                                              Successor   Predecessor
                                               Company      Company
                                                 2003         2002
                                              ----------   ----------
Automobiles and trucks                        $   86,177   $  182,474
Field equipment                                  217,132      322,911
Furniture and office equipment                   133,695      647,528
Leasehold improvements                            18,473       19,120
                                              ----------   ----------
                                                 455,477    1,172,033
Less:  Accumulated depreciation and
 amortization                                     90,340      725,050
                                              ----------   ----------
                                              $  365,137   $  446,983
                                              ==========   ==========

Depreciation and amortization charged against income amounted to $90,340 for the eight months ended June 30, 2003, $39,590 for the four months ended October 31, 2002 and $197,660 for the year ended June 30, 2002.

6.  Goodwill

On July 1, 2002, the company adopted SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 no longer permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment in accordance with this statement. This impairment test uses a fair value approach rather than the undiscounted cash flow approach previously required by SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Intangible assets that do not have indefinite lives will continue to be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 121. The amortization provisions of SFAS No. 142 apply immediately to goodwill and intangible assets acquired after June 30, 2001 and are required to be adopted for all other goodwill and intangible assets beginning on January 1, 2002.

Upon adoption of SFAS No. 142, the Company performed an impairment test of its goodwill. There was no impairment of goodwill upon adoption of SFAS No. 142.

Pro forma net loss for the year ended June 30, 2002 adjusted to exclude goodwill amortization expense is as follows:

  Reported net loss - as restated                $(1,532,251)
  Add back: goodwill amortization                      9,860
                                                  ----------
  Adjusted net loss - as restated                $(1,522,391)
                                                  ==========

The change in the carrying amount of goodwill is as follows:

                                           Accumulated    Net Carrying
                                 Cost      Amortization      Value
                              ----------   ------------   ------------
Balance - July 1, 2002        $  147,890     $  (36,154)    $  111,736
Parent company basis adjustment
  November 1, 2002                66,053         36,154        102,207
                              ----------   ------------   ------------
Balance - June 30, 2003       $  213,943     $        -     $  213,943

7.  Line of Credit, Bank

The Company maintains a revolving credit arrangement with a bank, which provides for borrowing up to 80% of eligible contract receivables, not to exceed $2,000,000. The line of credit initially required interest payments at the bank prime rate. The balance was payable in full on January 31, 2003. The credit agreement contains standard terms and covenants. The Company has been in violation of certain of these covenants since June 30, 2002. The credit agreement was amended in September 2002 to raise the interest rate to the prime rate plus 3.5%, and amended again in November 2002 to raise the interest rate to the prime rate plus 4.5%. In August 2002, the bank capped the Company's line of credit balance at $1,597,211. In November 2002, the bank began charging interest at the default rate of the prime rate plus 9.5%. The balance outstanding at June 30, 2003 and 2002 was $1,547,211 and $1,652,479, respectively. See Note 13 regarding replacement of the revolving credit arrangement.

8.  Long Term Debt and Capital Lease Obligations

Long term debt and capital lease obligations consist of:

                                              Successor   Predecessor
                                               Company      Company
                                                 2003         2002
                                              ----------   ----------
Jetcom, Inc notes payable to selling
shareholders of Pacific Comtel, Inc.  The
notes require payments of $500,000 in the
aggregate and have no stated interest rate.
These obligations have been discounted using
an interest rate of 8%.  The notes are
secured by the assets of Jetcom, Inc.
including 100% of the common stock of
Pacific Comtel, Inc.                          $  416,879   $        -

Note payable - former stockholder.  The note
bore interest at 9.5% and was paid in full in
October 2002 by issuance of shares of common
stock.                                                 -      748,573

Capital leases obligations, secured by the
underlying equipment, bearing interest at
rates from 12% to 32%, monthly payments are
approximately $3,500 in the aggregate             59,659      118,769
                                              ----------   ----------
  Total Long Term Debt and Capital Leases        476,538      867,342

Less:  Current maturities of long term debt
  and capital lease obligations                  176,853       57,719
                                              ----------   ----------
                                              $  299,685   $  809,623
                                              ==========   ==========

The secured maturities of long-term debt as of June 30, 2003 are as follows:

                  Year                          Amount
               ----------                     ----------
                  2004                        $  150,000
                  2005                           150,000
                  2006                           116,879
                                              ----------
                                              $  416,879
                                              ==========

The Company leases computers, equipment and office equipment under capital leases expiring in various years through 2007. Minimum future lease payments under these noncancellable capital leases, having remaining terms in excess of one year as of June 30, 2003, for each of the next five years in the aggregate are:

          Year Ending June 30,                          Amount
          --------------------                        ----------
          2004                                        $   32,444
          2005                                            22,008
          2006                                            10,666
          2007                                             3,555
                                                      ----------
          Total minimum lease payments                    68,673
          Less:  Amount representing interest              9,014
                                                      ----------
          Total present value of minimum payment          59,659
          Less:  Current portion of such obligation       26,853
                                                      ----------
          Long Term Obligations                       $   32,806
                                                      ==========

Assets recorded under capital leases at June 30 are as follows:

                                              Successor   Predecessor
                                               Company      Company
                                                 2003         2002
                                              ----------   ----------
Equipment, at cost                            $   63,587   $  108,710
Less:  Accumulated amortization                   13,989       45,050
                                              ----------   ----------
Net Equipment                                 $   49,598   $   63,660
                                              ==========   ==========

9.  Related Party Transactions

The Company is a wholly owned subsidiary of Jetcom, Inc. Jetcom provided guarantees on the Company's line of credit and certain construction performance bonds. Jetcom charged the Company $80,000 for these guarantees for the eight months ended June 30, 2003. Jetcom's president provides management services for the Company. Jetcom charged the Company $16,042 for these services for the eight months ended June

30, 2003. Additionally, Jetcom advances funds to the Company from time to time. The balance due to Jetcom at June 30, 2003 amounted to $350,614. These advances are non-interest bearing, and are due on demand. Jetcom is not under any obligation to advance any further funds to the Company.

10.  Income Taxes

The provision (credit) for income taxes consists of:

                           Successor
                            Company           Predecessor Company
                             For the      For the Four   For The Year
                          Eight Months    Months Ended  Ended June 30,
                         Ended June 30,   October 31,       2002
                              2003           2002        (Restated)
                          ------------   ------------   ------------

Current                   $          -   $          -   $   (439,682)
Deferred income taxes                -              -        127,000
                          ------------   ------------   ------------
                          $          -   $          -   $   (312,682)
                          ============   ============   ============

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at June 30 consist of the following:
                                              Successor   Predecessor
                                               Company      Company
                                                 2003         2002
                                              ----------   ----------
Deferred Tax Assets:
  Accounts receivable                         $   44,000   $   60,000
  Inventory                                       16,000       41,000
  Intangible assets                               25,000       27,000
  Liabilities and reserves                        52,000       91,000
  Net operating loss carryforwards               354,000            -
                                              ----------   ----------
    Gross Deferred Tax Assets                    491,000      219,000
  Valuation allowance                           (487,000)    (219,000)
                                              ----------   ----------
                                                   4,000            -
Deferred Tax Liabilities:
  Goodwill                                         4,000            -
                                              ----------   ----------
Net Deferred Tax Asset                        $        -   $        -
                                              ==========   ==========

In June 2003 and 2002, the Company determined it was more likely than not that it would be unable to realize its deferred tax assets.
Therefore a valuation allowance has been recorded against the entire net deferred tax asset.

The Company has available net operating loss carryforwards of approximately $880,000. These carryforwards begin to expire in the year 2020. Certain of these carryforwards are limited as to use in any particular year based on separate return year and change of ownership restrictions.

The reconciliation of the effective tax rate with the statutory federal income tax rate is as follows:

                           Successor
                            Company           Predecessor Company
                             For the      For the Four   For The Year
                          Eight Months    Months Ended  Ended June 30,
                         Ended June 30,   October 31,       2002
                              2003           2002        (Restated)
                          ------------   ------------   ------------
                                     %              %              %
                          ------------   ------------   ------------
Federal statutory rate              34             34             34
State taxes, net of
 federal benefit                     6              6              6
Push down interest expense           3              -              -
Increase in deferred tax
 asset valuation allowance         (44)           (37)           (25)
Other                                1             (3)             2
                          ------------   ------------   ------------
                                     -              -             17
                          ============   ============   ============

11.  Commitments And Contingencies

Operating Leases
The Company leases three offices and various equipment and automobiles under operating leases expiring in various years through 2006. Minimum future rental payments under the non-cancelable operating leases as of June 30, 2003 are:

                  Year                          Amount
               ----------                     ----------
                  2004                        $  357,192
                  2005                           141,798
                  2006                             5,009
                  2007                               328
                                              ----------
                                              $  504,327
                                              ==========

Rent expense under all operating leases amounted to $188,378 for the eight months ended June 30, 2003, $122,046 for the four months ended October 31, 2002 and $352,289 for the year ended June 30, 2002.

Employment Agreements
The Company has entered into employment agreements with 4 management employees. The agreements provide for severance payments if the employees are terminated without cause. The Company is not liable for severance payments if the employees terminate employment voluntarily, or are terminated for cause. At June 30, 2003, the Company's maximum exposure under these severance agreements amounted to $167,500.

Customer Concentration
The Company has one customer that represented 57% of revenue earned for the year ended June 30, 2003. Net costs and estimated earnings in excess of billings for this customer amounted to approximately
$1,300,000 at June 30, 2003. Contract receivables from this customer amounted to approximately $2,000,000 at June 30, 2003.

12.  Supplemental Cash Flow Information

The Company acquired equipment under capital lease obligations amounting to $6,250 for the four months ended October 31, 2002 and $82,007 for the year ended June 30, 2002. In October 2002, the Company issued common stock to an existing stockholder to pay his shareholder loan and the related accrued interest. As discussed in Note 3, the notes payable from Jetcom, Inc. to the former shareholders of Pacific Comtel, Inc. have been reflected on the balance sheet of pacific Comtel, Inc. as a push down accounting adjustment.

13.  Subsequent Events

On October 9, 2003, the Company entered into an accounts receivable factoring agreement with a finance company. Under this agreement, the Company will sell, with recourse, 81.5% of its eligible accounts receivable balances, up to $2,500.000. Interest is charged at an annual rate of 18%. The agreement is effective for one year and is secured by a pledge of all of the Company's assets, and guarantees by Jetcom, Inc. and its principal stockholder. The Company intends to use this source of financing to pay off its previous revolving credit agreement and to provide working capital needs.

On January 8, 2004, the Company was sold to an unrelated third party.

b)  Pro Forma Financial Information.

                       UNAUDITED PRO FORMA
                CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction:

The accompanying unaudited pro forma condensed combined financial statements reflect the combined financial position of Creative Beauty Supply, Inc. (CBS) as of December 31, 2003, and the results of its condensed combined operations for the six months ended December 31, 2003 and the year ended June 30, 2003 after giving effect to the merger with Global Digital Solutions, Inc. (Global), and its acquisition of Pacific Comtel, Inc. (PacTel) as more fully described below. The unaudited pro forma condensed combined balance sheet is based on the historical balance sheet of CBS, adjusted for its planned divestiture of its wholly owned subsidiary, Creative Beauty Supply of New Jersey, Inc. (CBSNJ), and gives effect to the merger with Global, and its acquisition of PacTel as if they had occurred on December 31, 2003. CBS's fiscal year ends on March 31. Global and PacTel's fiscal years end on June 30, 2003. The unaudited pro forma condensed combined statement of operations for the six months ended December 31, 2003 gives effect to the merger as if it had occurred on June 30, 2003 for CBS. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2003 gives effect to the combined results of operations for the year as if the merger with Global, and its acquisition of PacTel occurred at July 1, 2002. The results of operations of CBS are presented for their fiscal year ended March 31, 2003.

Global Acquisition of PacTel:

Global was formed in October 2003. Global had no operations in 2003, other than pursuing potential business acquisitions. Global had 16,727,817 common shares outstanding at December 31, 2003. Global is controlled by its majority shareholder, Richard J. Sullivan, who owns

13,000,000 shares of its common stock, and has warrants to purchase an additional 1,000,000 shares. At December 31, 2003, PacTel was owned 100% by Jetcom, Inc. Jetcom, Inc. is controlled by its majority shareholder, William J. Delgado. Prior to Global's acquisition of PacTel, there was no common control or ownership of these two entities. Additionally, Global and PacTel had not conducted business with each other. Prior to the merger, Jetcom, Inc. contributed $129,813 to PacTel capital. This amount represented certain amounts owed by PacTel to Jetcom, Inc.

Effective January 2, 2004, Global acquired PacTel. The consideration given to Jetcom, Inc. was 6,811,000 common shares of Global, and warrants to purchase an additional 370,000 common shares.
Additionally, 150,000 shares were issued to pay a commission related to the acquisition. Therefore, subsequent to the acquisition, Jetcom, Inc. owned approximately 29% of Global. The original shareholders of Global continue to control the Board of Directors, and no shareholders of PacTel or Jetcom, Inc. are represented on the Board of Directors. Global accounted for this merger as an acquisition under the guidance of FAS 141, Business Combinations. As the value of the shares issued by Global was not considered reliably determinable, Global will record the purchase price based on a valuation of the assets and liabilities of PacTel at the date of acquisition. The estimated purchase price is allocated to the net tangible and intangible assets of PacTel acquired in the purchase, based on their fair values at the purchase date. Independent valuation specialists have been engaged to assist the management of Global in determining the purchase price and its allocation. The purchase price reflected in the accompanying unaudited pro forma condensed combined financial statements reflect Global's estimate of the purchase price and its allocation. The initial purchase price allocation reflects $350,000 assigned to the contract backlog at acquisition date, $350,000 assigned to a customer list, and $403,312 assigned to goodwill. The contract backlog intangible will be amortized over the life of the contracts of 18 months. The customer relationship intangible will be amortized over the estimated future life of the customer relationship of 3 years. In accordance with FAS 142, goodwill will not be amortized, but instead tested annually for impairment. A final determination of the purchase price and its allocation will be made upon completion of the independent valuation specialists' report. The actual amounts recorded, based on this report, may differ materially from management's original estimate.

CBS Divestiture of CBSNJ:

CBS has contributed all of its assets and liabilities to a newly formed, wholly owned subsidiary, CBSNJ. CBS intends to spin-off this subsidiary to its shareholders prior to the effective date of the merger with Global. Upon completion of the spin-off, CBS will be a "shell" company, with no material assets or liabilities, and no business operations. As such, it will not be considered a "business" for accounting purposes after the spin-off.

Global Merger With CBS:

At the effective dateof the merger, each share of Global common stock issued and outstanding immediately prior to the effective date of the merger will be canceled and converted into the right to receive 1 share of CBS's common stock, which amounts to an estimated 23,879,817 shares in the aggregate, based on the number of Global common shares outstanding at February 1, 2004. Additionally, CBS will issue warrants to purchase an additional 2,000,000 shares at a strike price of $0.50 per share. In conjunction with and upon the completion of the merger, Global will be merged into CBS and CBS will be renamed Global Digital Solutions, Inc. Upon completion of the merger, Global will own approximately 87% of the outstanding common stock of CBS (which will be renamed Global Digital Solutions, Inc.). Given Global's expected ownership in CBS upon completion of the merger, and the fact that CBS will not be considered a "business" for accounting purposes, the merger will be treated as a recapitalization of Global, and not a business combination. Although CBS will be the legal acquiror, the historic financial statements presented will be those of Global (and its accounting predecessor, PacTel).

Additional Information:

This pro forma information should be read in conjunction with the audited and unaudited financial statements and notes thereto of Global and PacTel that are included in this proxy statement and Management's Discussion and Analysis of Financial Condition and Results of Operations for Global and PacTel appearing elsewhere in this proxy statement.

The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achievable with respect to the combined companies. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling and marketing expenses for any future operating changes. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been consummated on the dates, or at the beginning of the periods for which the consummation of the merger is being given effect.

          Unaudited Pro Form Condensed Combined Balance Sheet
                           December 31, 2003

                                       Historical                Pro Forma
                                       Creative                   Creative      Global
                                        Beauty      Pro Forma      Beauty      Digital
                                        Supply,    Adjustments     Supply,    Solutions
                                          Inc.         {a}          Inc.         Inc.
                                       ----------   ----------   ----------   ----------
Assets
Current assets:
  Cash and cash equivalents               256,668     (256,668)           -      327,964
  Investments                             200,000     (200,000)           -            -
  Contract and accounts receivable          1,456       (1,456)           -            -
  Inventory                                53,860      (53,860)           -            -
  Costs and estimated earnings in excess
   of billings on uncompleted contracts         -            -            -            -
  Prepaid expenses and other current
   assets                                   1,300       (1,300)           -            -
                                       ----------   ----------   ----------   ----------
    Total current assets                  513,284     (513,284)           -      327,964
Property, plant and equipment, net          6,497       (6,497)           -            -
Amortizable intangible assets                   -            -            -            -
Goodwill                                        -            -            -            -
Other assets                                    -            -            -       28,120
                                       ----------   ----------   ----------   ----------
Total assets                              519,781     (519,781)           -      356,084
                                       ==========   ==========   ==========   ==========

Liabilities and stockholders' equity
Current liabilities
  Borrowings under receivables factoring
   arrangement                                   -            -            -     712,687
  Current portion of notes payable and
   capital lease obligations                    -            -            -            -
  Accounts payable and accrued expenses    36,490      (36,490)           -       61,960
  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts                                    -            -            -            -
  Due to Jetcom, Inc.-                          -            -            -            -
                                       ----------   ----------   ----------   ----------
    Total current liabilities              36,490      (36,490)           -       61,960
  Notes and capital leases payable              -        -                -            -
  Total stockholders' equity              483,291     (483,291)           -      294,124
                                       ----------   ----------   ----------   ----------
Total liabilities and stockholders'
  Equity                                  519,781     (519,781)           -      356,084
                                       ==========   ==========   ==========   ==========





(Continued)    Unaudited Pro Form Condensed Combined Balance Sheet
                           December 31, 2003

                                                    Historical
                                                     Pacific     Pro Forma    Pro Forma
                                                    Comtel Inc  Adjustments    Combined
                                                    ----------   ----------   ----------
Assets
Current assets:
  Cash and cash equivalents                            169,637            -      497,601
  Investments                                                -            -            -
  Contract and accounts receivable                   2,327,014            -    2,327,014
  Inventory                                            220,421            -      220,421
  Costs and estimated earnings in excess
   of billings on uncompleted contracts                604,651            -      604,651
  Prepaid expenses and other current assets            137,199            -      137,199
                                                    ----------   ----------   ----------
    Total current assets                             3,458,922            -    3,786,886
Property, plant and equipment, net                     310,673            -      310,673
Amortizable intangible assets                                -      700,000      700,000
Goodwill                                               213,943      189,369(b)   403,312
Other assets                                            55,067            -       83,187
                                                    ----------   ----------   ----------
Total assets                                         4,038,605      889,369    5,284,058
                                                    ==========   ==========   ==========

Liabilities and stockholders' equity
Current liabilities
  Borrowings under receivables factoring arrangement   712,687            -      712,687
  Current portion of notes payable and capital
   lease obligations                                   326,853            -      326,853
                                                                     30,000(b)
  Accounts payable and accrued expenses              2,725,616       30,000(c) 2,847,576
  Billings in excess of costs and estimated
   earnings on uncompleted contracts                   418,259            -      418,259
  Due to Jetcom, Inc.                                  226,313     (129,813)(d)   96,500
                                                    ----------   ----------   ----------
  Total current liabilities                          4,409,728      (69,813)   4,401,875
  Notes and capital leases payable                     148,059            -      148,059
                                                                    129,813(d)
                                                                    859,369(b)
  Total stockholders' equity                          (519,182)     (30,000)(c)  734,124
                                                    ----------   ----------   ----------
Total liabilities and stockholders' Equity           4,038,605      889,369    5,284,058
                                                    ==========   ==========   ==========

PRO FORMA ADJUSTMENTS AND NOTES FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2003 ARE AS FOLLOWS:

{a} This adjustment gives effect to the proposed divestiture of Creative Beauty Supply of New Jersey, Inc. After the proposed divestiture, Creative Beauty Supply, Inc. will have no assets or liabilities.

{b} To reflect Global's purchase of PacTel, with an estimated purchase price of
$500,000, including direct acquisition costs of $30,000.   The preliminary
purchase price allocation includes $350,000 allocated to contract backlog,
$350,000 allocated to customer list, and $403,312 allocated to goodwill.   The
final purchase price and its allocation may differ materially from management's original estimate.

{c} To reflect direct acquisition costs of Global and CBS of $30,000, which are expensed in accordance with the reverse merger treatment of the acquisition, which is treated as a recapitalization of Global.

{d} To reflect an additional contribution of capital by Jetcom, Inc. made in 2004 prior to the merger between Global Digital Solutions, Inc. and Pacific Comtel, Inc.

      Unaudited Pro Form Condensed Combined Statement Of Operations
             For The Six Months Ended December 31, 2003

                                       Historical                Pro Forma
                                       Creative                   Creative      Global
                                        Beauty      Pro Forma      Beauty      Digital
                                        Supply,    Adjustments     Supply,    Solutions
                                          Inc.         {a}          Inc.         Inc.
                                       ----------   ----------   ----------   ----------
Revenues                                   82,650      (82,650)           -            -
Cost of Sales                              75,315      (75,315)           -            -
                                       ----------   ----------   ----------   ----------
Gross Profit                                7,335       (7,335)           -            -
General And Administrative Expenses        73,704      (73,704)           -       23,927
Interest Expense                                -            -            -            -
                                       ----------   ----------   ----------   ----------
Income (Loss) From Operations             (66,369)      66,369            -      (23,927)
Other Income (Expense)                      3,020       (3,020)           -            -
Provision For Income Taxes                      -            -            -            -
                                       ----------   ----------   ----------   ----------
Net Income (Loss)                         (63,349)      63,349            -      (23,927)
                                       ==========   ==========   ==========   ==========
Income (Loss) Per Common Share
  Basic                                     (0.02)           -            -            -
  Diluted-                                  (0.02)           -             -           -

Weighted Average Number of Common Shares Outstanding
  Basic                                 3,494,650            -     3,494,650           -
  Diluted                               3,494,650            -     3,494,650           -




(Continued)    Unaudited Pro Form Condensed Combined Statement Of Operations
                      For The Six Months Ended December 31, 2003

                                                    Historical
                                                     Pacific     Pro Forma    Pro Forma
                                                    Comtel Inc  Adjustments    Combined
                                                    ----------   ----------   ----------
Revenues                                             5,989,760            -    5,989,760
Cost of Sales                                        5,467,861            -    5,467,861
                                                    ----------   ----------   ----------
Gross Profit                                           521,899            -      521,899
General And Administrative Expenses                  1,498,633       30,000(e) 1,552,560
Amortization of Intangible Assets                            -      175,000(d)   175,000
Interest Expense                                       140,758            -      140,758
                                                    ----------   ----------   ----------
Income (Loss) From Operations                       (1,117,492)    (205,000)  (1,346,419)
Other Income (Expense)                                       -            -            -
Provision For Income Taxes                                   -            -            -
                                                    ----------   ----------   ----------
Net Income (Loss)                                   (1,117,492)    (205,000)  (1,346,419)
                                                    ==========   ==========   ==========
Income (Loss) Per Common Share
  Basic                                                      -            -        (0.05)
  Diluted-                                                   -            -        (0.05)

Weighted Average Number of Common Shares Outstanding
  Basic                                                        23,879,817(c)  27,374,467
  Diluted                                                      23,879,817(c)  27,374,467

PRO FORMA ADJUSTMENTS AND NOTES FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED DECEMBER 31, 2003 ARE AS FOLLOWS:

{a} This adjustment gives effect to the proposed divestiture of Creative Beauty Supply of New Jersey, Inc. as of the beginning of the period presented. After the proposed divestiture, Creative Beauty Supply, Inc. will have no operations.

{b} Includes Global Digital Solutions, Inc. activity from inception in October 2003 to December 31, 2003.

{c} Gives effect to the additional 23,879,817 shares to be issued by Creative Beauty Supply, Inc. to purchase Global. For purposes of this presentation, it is assumed that these shares were outstanding for the
entire period.   A reconciliation of total shares expected to be
outstanding upon completion of the merger is as follows:

Original Creative Beauty Supply, Inc. shares                 3,494,650
Global Ditigal Solutions, Inc. outstanding
   Shares at December 31, 2003                   16,727,817
Shares issued by Global Digital Solutions,
   Inc. in connection with purchase of
   Pacific Comtel, Inc.                           6,961,000
Additional shares issued by Global Digital
   Solutions, Inc. in January 2004                  191,000
                                                 ----------
                                                            23,879 817
                                                            27,374,467
                                                            ==========

{d} The merger of PacTel by Global will be accounted for under the provisions of Statement of Financial Accounting Standards No. 142 (FAS
142). Amortization of intangible assets includes amortization of the contract backlog intangible of $116,667, and amortization of the
customer list of $58,333.   In accordance with FAS 142, goodwill is not
amortized.

{e} To reflect direct acquisition costs of Global and CBS of $30,000 which are expensed in accordance with the reverse merger treatment of the acquisition, which is treated as a recapitalization of Global.

     Unaudited Pro Form Condensed Combined Statement Of Operations
                   For The Year Ended June 30, 2003

                                       Historical
                                     Creative Beauty             Pro Forma     Global
                                      Supply, Inc.  Pro Forma     Creative     Digital
                                      Year Ended   Adjustments     Beauty     Solutions
                                      Mar 31, 2003     (a)       Supply Inc   Inc.   (b)
                                       ----------   ----------   ----------   ----------
Revenues                                  193,495     (193,495)           -            -
Cost of Sales                             144,103     (144,103)           -            -
                                       ----------   ----------   ----------   ----------
Gross Profit                               49,392      (49,392)           -            -
General and Administrative Expenses       157,337     (157,337)           -            -
Amortization of Intangible Assets               -            -            -            -
Interest Expense                                -            -            -            -
                                       ----------   ----------   ----------   ----------
Income (Loss) From Operations            (107,945)     107,945            -            -
Other Income (Expense)                     23,160      (23,160)           -            -
Provision For Income Taxes                        -          -            -            -
                                       ----------   ----------   ----------   ----------
Net Income (Loss)                         (84,785)      84,785            -            -
                                       ==========   ==========   ==========   ==========
Income (Loss) Per Common Share
  Basic                                     (0.02)           -            -            -
  Diluted                                   (0.02)           -            -            -

Weighted Average Number of Common Shares Outstanding
  Basic                                 3,494,650            -            -            -
  Diluted                               3,494,650            -            -            -




(Continued)     Unaudited Pro Form Condensed Combined Statement Of
                               Operations
                   For The Year Ended June 30, 2003

                                                    Historical
                                                     Pacific
                                                    Comtel Inc
                                                    Year Ended   Pro Forma    Pro Forma
                                                  June 30, 2003 Adjustments    Combined
                                                    ----------   ----------   ----------
Revenues                                            15,444,131            -   15,444,131
Cost of Sales                                       12,844,705            -   12,844,705
                                                    ----------   ----------   ----------
Gross Profit                                         2,599,426            -    2,599,426
General and Administrative Expenses                  2,917,750       30,000(e) 2,947,750
Amortization of Intangible Assets                            -      350,000(d)   350,000
Interest Expense                                       191,372            -      191,372
                                                    ----------   ----------   ----------
Income (Loss) From Operations                         (509,696)    (380,000)    (889,696)
Other Income (Expense)                                       -            -            -
Provision For Income Taxes                                   -            -            -
                                                    ----------   ----------   ----------
Net Income (Loss)                                     (509,696)    (380,000)    (889,696)
                                                    ==========   ==========   ==========
Income (Loss) Per Common Share
  Basic                                                      -            -        (0.03)
  Diluted                                                    -            -        (0.03)

Weighted Average Number of Common Shares Outstanding
  Basic-                                                     -   23,879,817(c) 27,374,467
  Diluted                                                    -   23,879,817(c) 27,374,467

PRO FORMA ADJUSTMENTS AND NOTES FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2003 ARE AS FOLLOWS:

{a} This adjustment gives effect to the proposed divestiture of Creative Beauty Supply of New Jersey, Inc. as of the beginning of the period presented. After the proposed divestiture, Creative Beauty Supply, Inc. will have no operations.

{b} Global Digital Solutions, Inc. was formed in October 2003, and had no operations through November 7, 2003. As such, no operating results are presented here.

{c} Gives effect to the additional 23,879,817 shares to be issued by Creative Beauty Supply, Inc. to purchase Global. For purposes of this presentation, it is assumed that these shares were outstanding for the
entire period.    A reconciliation of total shares expected to be
outstanding upon completion of the merger is as follows:

Original Creative Beauty Supply, Inc. shares                 3,494,650
Global Digital Solutions, Inc. outstanding
   Shares at December 31, 2003                   16,727,817
Shares issued by Global Digital Solutions,
   Inc. in connection with purchase of
   Pacific Comtel, Inc.                           6,961,000
Additional shares issued by Global Digital
   Solutions, Inc. in January 2004                  191,000
                                                 ----------
                                                            23,879 817
                                                            ----------
                                                            27,374,467
                                                            ==========

{d} The merger of PacTel by Global will be accounted for under the provisions of Statement of Financial Accounting Standards No. 142 (FAS
142). Amortization of intangible assets includes amortization of the contract backlog intangible of $116,667, and amortization of the
customer list of $58,333.   In accordance with FAS 142, goodwill is not
amortized.

{e} To reflect direct acquisition costs of Global and CBS of $30,000, which are expensed in accordance with the reverse merger treatment of the acquisition which is treated as a recapitalization of Global.

Exhibits:

(c)(1)Agreement and Plan of Reorganization between Creative Beauty Supply, Inc. and Global Digital Solutions, Inc.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 26, 2004


CREATIVE BEAUTY SUPPLY, INC.




   /s/Carmine Catizone
By:-------------------------------
   Carmine Catizone
   Chief Executive Officer